Exhibit 5.1

30 September 2024

To:	Board of Directors

Accenture plc

1 Grand Canal Square

Grand Canal Harbour

Dublin 2

To:	Board of Directors

Accenture Global Capital DAC

1 Grand Canal Square

Grand Canal Harbour

Dublin 2

Re:	Accenture plc - Form S-3 Registration Statement dated 30 September 2024

Dear Sirs,

1.	Basis of Opinion

1.1

We are acting as Irish counsel to Accenture plc, a public company limited by shares, incorporated under the laws of Ireland (company registration number 471706) and having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2 (the “Company”), and Accenture Global Capital DAC, a designated activity company incorporated under the laws of Ireland (company registration number 669128) and having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2 (the “DAC” and together with the Company, the “Irish Entities”), in connection with the Form S-3 registration statement to be filed by the Company, the DAC and Accenture Capital Inc. (together the “Issuers”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on or around 30 September 2024 (the “Registration Statement”). We refer, in particular, to:

(a)

the Class A ordinary shares with a nominal value of US$0.0000225 per share of the Company (the “Ordinary Shares”) and the undesignated shares with a nominal value of US$0.0000225 per share of the Company (together with the Ordinary Shares, the “Shares”); and

(b)

the debt securities of the Irish Entities (the “Debt Securities”) and the guarantees of Debt Securities (the “Guarantees”), that may be issued pursuant to the Registration Statement (the Shares, the Debt Securities and the Guarantees are collectively hereinafter referred to as, the “Securities”).

1.2

We understand that the Debt Securities and Guarantees may be issued under a form of indenture to be entered into between, among others, the respective Issuers on or after the date hereof (each an “Indenture” and together, the “Indentures”).

1.3

This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigation of, and we express no opinion as to the laws of, any other jurisdiction or the effect thereof.

1.4	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in the schedule to this Opinion (the “Documents”); and

(c)	the searches listed at 1.6 below (the “Searches”).

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Securities, other than the Documents.

1.5	For the purpose of giving this Opinion, we have examined and relied on copies of the Documents sent to us by e-mail in pdf or other electronic format.

1.6	For the purpose of giving this Opinion, we have caused to be made the following legal searches against each of the Irish Entities on 30 September 2024:

(a)

on the file of the Company maintained by the Registrar of Companies in the Irish Companies Registration Office for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner, process advisor or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search;

(c)	in the Central Office of the High Court for any proceedings filed in respect of each of the Irish Entities in the 12 years immediately preceding the date of the search;

(d)	in the Central Office of the High Court for any petitions filed in respect of each of the Irish Entities; and

(e)

on the register of persons disqualified or restricted from acting as directors of companies incorporated in Ireland which is maintained by the Registrar of Companies in the CRO against the names of the current directors and secretary of each of the Irish Entities as identified in the search results referred to in paragraph (a) above.

1.7	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	The Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland.

2.2	The DAC is a designated activity company, is duly incorporated and validly existing under the laws of Ireland.

2.3

When the Shares are issued and allotted pursuant to duly adopted resolutions of the board of directors of the Company (including resolutions duly adopted by the board approving powers of attorney appointing officers or senior executives of the Company as the lawful attorneys of the Company for the purposes of exercising the Company’s powers in respect of the issue and allotment of the Shares), the Shares shall be validly issued, fully paid up and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

2.4	Each of the Irish Entities has the necessary corporate power and authority to execute, deliver and perform its obligations under the applicable Indenture in accordance with the terms thereof;

2.5	The entry into and the performance of the applicable Indenture by each of the Irish Entities will not, when entered into, contravene:

(a)	any law of Ireland applicable to the Company or the DAC respectively; or

(b)	the Memorandum and Articles of Association of the Company or the DAC respectively.

2.6

All necessary corporate action required on the part of each of the Irish Entities to authorise the execution and delivery of the applicable Indenture and the performance by each of the Irish Entities of its obligations under the applicable Indenture has been duly taken.

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Securities

3.1

That, when filed with the SEC, the Registration Statement will not differ in any material respect from the final draft that we have examined and that before any Securities are offered, issued and sold, the Registration Statement and any amendments to the Registration Statement (including post-effective amendments) will have become effective under the Securities Act.

3.2	That when entered into, the Indenture will not differ in any material respect from the final draft that we have examined.

3.3

That any Shares issued under the Registration Statement will be in consideration of the receipt by the Company prior to the issuance of the Shares pursuant thereto of either cash or the release of a liability of the Company for a liquidated sum at least equal to the nominal value of such Shares and any premium required to be paid up on the Shares pursuant to their terms of issuance.

3.4	That the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law.

3.5

That, at the time of issue of the Shares, the authority of the Company and the directors of the Company to issue the Shares, as provided for in the articles of association of the Company (the “Articles of Association”) and the Companies Act 2014 of Ireland, as amended (the “Companies Act”), is in full force and effect.

3.6

That the Company will continue to renew its authority to allot and issue the Shares in accordance with the terms and conditions set out in the Articles of Association and the Companies Act and that, where such authority has not been renewed, the Company will not issue the Shares after such authority has expired.

3.7

That, at the time of any issuance of Shares (including where issuable upon the exercise of any Debt Securities exercisable or convertible into Shares, in whole or in part), there will be sufficient authorised but unissued share capital available for issuance by the board of directors of the Company under the Articles of Association and not otherwise reserved for issuance and that the board, or any appropriate committee appointed thereby, will have the valid authority to issue such Shares on a non-pre-emptive basis.

3.8

That the issue of the Shares upon the conversion, exchange and exercise of any securities issued under the Registration Statement will be conducted in accordance with the terms and the procedures described in the Articles of Association, the Companies Act and the terms of issue of such securities.

3.9

That any issue of Securities will be in compliance with the Companies Act, the Irish Takeover Panel Act, 1997, Takeover Rules 2022 (as amended), and all other applicable Irish company, takeover, securities, prospectus, market abuse and insider dealing laws and other rules and regulations.

3.10

That, as at the time of the issue of the Securities, such issue shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting each of the Irish Entities or to which each of the Irish Entities is a party or otherwise bound or subject.

3.11

That any applicable Indenture will have been duly authorised, executed and delivered by the parties thereto (other than the Irish Entities), as applicable, and constitutes legally valid and binding obligations on the parties thereto (other than the Irish Entities), enforceable against each of them in accordance with its terms.

3.12

That any power of attorney granted by each of the Irish Entities in respect of the issue and allotment of the Securities shall have been duly granted, approved and executed in accordance with the Articles of Association, the Companies Act, the Powers of Attorney Act 1996 of Ireland and all other applicable laws, rules and regulations.

3.13

That the terms of the Securities will have been established so as not to, and that the execution and delivery by each of the Irish Entities of, and the performance of its obligations under, the Indenture, will not violate, conflict with or constitute a default under (a) the Articles of Association of each of the Irish Entities; (b) any agreement, instrument, undertaking, arrangement, deed or covenant affecting either of the Irish Entities or its properties or to which each of the Irish Entities is a party or otherwise bound or subject; (c) any law, rule or regulation to which each of the Irish Entities or its properties is subject; (d) any judicial or regulatory order or decree of any governmental authority; or (e) any consent, approval, license, authorisation or validation of, or filing, recording or registration with, any governmental authority.

3.14

That the board of directors of each of the Irish Entities will have taken all necessary corporate action, including the adoption of a resolution or resolutions of the board in the form and content as required by applicable law, to approve the issuance and terms of the Securities, the consideration to be received therefor, the applicable Indenture, if any, and the execution thereof, and related matters (the “Authorisation”).

3.15

To the extent that any offer of Securities is made in any member state of the European Union (“Member State”) or in the United Kingdom, such offer is addressed to fewer than 150 natural or legal persons in each Member State and the United Kingdom, other than to Qualified Investors (as defined in Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC (the “Prospectus Regulation”) and, in the case of the United Kingdom, the retained EU law version of the Prospectus Regulation which applies in the United Kingdom), as amended.

3.16

That the Securities will have been duly authorised, established, certificated, executed, delivered, countersigned and registered, as applicable, in accordance with the provisions of the Articles of Association, applicable law, applicable Indenture, if any, and the Authorisation.

Authenticity and bona fides

3.17

The completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon.

3.18

Where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents correspond in all respects with the last draft of the complete Documents submitted to us.

3.19

That the Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto.

3.20

That the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof.

3.21

That each of the Documents is up to date and current and has not been amended, varied or terminated in any respect and no resolution contained in any of the Documents has been amended, varied, revoked or superseded in any respect.

3.22

That there is, at the relevant time of the allotment and issuance of the Securities, no matter affecting the authority of the directors to issue and allot the Securities, not disclosed by the Memorandum and Articles of Association of each of the Irish Entities or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion.

3.23

That the Memorandum and Articles of Association of the Company amended on 7 February 2018 are the current Memorandum and Articles of Association of the Company, and the Memorandum and Articles of Association of the DAC amended on 27 March 2020 are the current Memorandum and Articles of Association of the DAC are up to date and have not been amended or superseded and that there are no other terms governing the Shares other than those set out in the Memorandum and Articles of Association of the Company.

Accuracy of searches and warranties

3.24	The accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such search or enquiry been altered. It should be noted that;

(a)	the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for; and

(b)

searches at the Irish Companies Registration Office, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to each of the Irish Entities .

3.25	That there has been no alteration in the status or condition of each of the Irish Entities as disclosed by the Searches.

3.26	The truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

Solvency and Insolvency

3.27	that:

(a)

each of the Irish Entities will not be unable to pay its debts within the meaning of Sections 509(3) and 570 of the Companies Act or any analogous provision under any applicable laws immediately after the filing of the Registration Statement with the SEC;

(b)

each of the Irish Entities will not as a consequence of doing any act or thing which the Registration Statement contemplates, permits or requires any relevant party to do, be unable to pay its debts within the meaning of such Sections or any analogous provisions under any applicable laws;

(c)	no liquidator, receiver or examiner or other similar or analogous officer has been appointed in relation to each of the Irish Entities or any of its assets or undertaking; and

(d)	no petition for the making of a winding-up order or the appointment of any examiner or any similar officer or any analogous procedure has been presented in relation to each of the Irish Entities;

3.28

that no proceedings have been instituted or injunction granted against each of the Irish Entities to restrain it from issuing the Securities and the issue of any Securities would not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement; and

Commercial Benefit

3.29

that the Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Securities with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and any amendments thereto. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

5.	No Refresher

This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this Opinion.

Yours faithfully,

/s/ ARTHUR COX LLP
ARTHUR COX LLP

SCHEDULE

Documents

1.	A copy of the form of the Registration Statement to be filed with the SEC;

2.	A copy of the resolutions of the board of directors of the Company approving, inter alia, the filing of the Registration Statement dated 19 September 2024 (the “Resolutions”);

3.	A copy of the Memorandum and Articles of Association of the Company as amended by special resolution of the shareholders of the Company on 7 February 2018;

4.	A copy of the certificate of incorporation of the Company dated 10 June 2009;

5.	A copy of the certificate of incorporation of the DAC dated 26 March 2020;

6.	A copy of the certificate of incorporation on change of name of the DAC dated 17 April 2020;

7.	A copy of the resolutions of the board of directors of the DAC approving, inter alia, the filing of the Registration Statement dated 19 September 2024 (the “Resolutions”);

8.	A copy of the Memorandum and Articles of Association of the DAC as amended by special resolution of the shareholders of the Company on 27 March 2020;

9.	A copy of the certificate from an authorised officer of the Company dated 31 January 2024 in relation to the 2023 annual general meeting and the share capital of the Company;

10.	A copy of the letter of status from the Companies Registration Office dated 25 September 2024; and

11.	A copy of the form of Indenture to be entered on or after the date hereof between, among others, the relevant Issuers.